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                                                                       EXHIBIT 3

Metropolitan Life Insurance Company
One Madison Avenue, New York, NY 10010-3690
212 578-2211
                                                METLIFE(R)
CHRISTOPHER P. NICHOLAS
Associate General Counsel
Law Department
Tel 212  578-4487    Fax 212  578-8144



                                                        December 22, 1997


Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010


Dear Sirs:

        This opinion is furnished in connection with the offering of variable universal life insurance policies ("Policies") of Metropolitan Life Insurance Company ("Metropolitan Life") under a Registration Statement to be filed by Metropolitan Life and Metropolitan Life Separate Account UL ("Account") on December 19, 1997 under the Securities Act of 1933, as amended ("Act").

        I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

        1. Metropolitan Life has been duly organized under the laws of the State of New York and is a validly existing corporation.

        2. The Account is duly created and validly existing as a separate account pursuant to Section 4240 of Chapter 28 of the Consolidated Laws of New York.

        3. The portion of the assets to be held in the Account equal to the reserves and other liabilities under the Policies and under other life insurance policies the premiums of which may be allocated to the Account is not chargeable with liabilities arising out of any other business Metropolitan Life may conduct.

        4. The Policies have been duly authorized by Metropolitan Life and, when issued as contemplated by the Registration Statement, as amended, will constitute legal, validly issued and binding obligations of Metropolitan Life in accordance with their terms.
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Metropolitan Life Insurance Company
December 19, 1997
Page 2

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.



                                                Very truly yours,

                                                /s/ Christopher P. Nicholas

                                                Christopher P. Nicholas
                                                Associate General Counsel



cc: Gary A. Beller, Esq.